                                                                   Exhibit 10.18

                  NON-COMPETITION/NO SOLICITATION AGREEMENT

     This NON-COMPETITION/NO SOLICITATION AGREEMENT (hereinafter "Agreement") is entered into this 17th day of September, 1999, by and between Mark Hansen (hereinafter "Employee") and Kinderhook Systems, Inc., a Delaware corporation ("Kinderhook," along with Xpedior Incorporated and its other subsidiaries being hereafter referred to as the "Company") with respect to the following facts:

     A. In the course of performing his/her job duties for the Company, the Company will provide Employee with certain confidential information, trade secrets, specialized training, and access to computer information which are the exclusive proprietary information and property of the Company. The Company desires to protect such information from disclosure and prevent unfair competition by the Employee during employment and for a certain period thereafter.

     B. The Employee desires to be employed by the Company under the non-disclosure, confidentiality, non-solicitation, and noncompete restrictions contained in this Agreement and acknowledges that, as function of employment in a specialized position with the Company, he/she will be provided, or will be in a position to access, utilize, create, obtain, and/or receive confidential information, trade secrets, training, and computer information which is the exclusive proprietary information and property of the Company.

     C. In consideration of Employee's being given access to confidential and trade secret information, specialized training, stock options, benefits, access to various computer processes, designs, and programs, and/or for other valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree that the following provisions will govern during the Employee's employment with Company and, except as otherwise provided herein, for two years thereafter:

     1.   Inventions.

     Employee agrees that during employment with the Company he/she will promptly inform and disclose to the Company all copyrighted materials or programs, programs or materials subject to being copyrighted, inventions, designs, improvements and discoveries which he/she has or may have during his/her employment with the Company which pertain or relate to the business of the Company or to any research or experimental or developmental work carried on by the Company, or which results from or is suggested by any work performed by Employee on behalf of the Company or any of its customers. Such disclosure shall be made whether or not such programs, materials, inventions, designs, improvements and discoveries are conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such copyrighted programs, materials, inventions, designs, improvements and discoveries shall be the exclusive property of the Company. At the Company's sole expense, the Employee shall assist in obtaining patents or copyrights on all such inventions, programs, materials, designs, improvements and discoveries deemed patentable or subject to copyright by the Company and shall execute all documents and do all things reasonably necessary to obtain letters, patent, or vest the Company with full and exclusive title thereto, and protect the same against infringement by others. Employee will not be entitled to additional compensation for any inventions or designs made during the course of his/her employment with the Company.

     2.   Government Compliance.

     Employee will use all reasonable efforts to comply and will take all action reasonably necessary to enable the Company to comply with all state and federal government rules, regulations and terms and conditions of contracts between agencies of the United States government or their contractors and the Company, which relate either to patent rights or to the safeguarding of information pertaining to the defense of the United States. Employee, at the time of signing this Agreement, has no right, title or interest in, or no right to assign (because it shall previously have been assigned), any copyrighted programs or materials, programs or materials subject to copyright, invention, design, improvement or discovery which pertains or relates to the Company's business.

     3.   Trade Secrets.

     Due to the nature of the Company's business, maintaining confidentiality of information regarding the Company's operations, activities and plans is especially important. Employee has an affirmative obligation to protect the Company's information. The parties acknowledge and agree that trade secret and confidential and proprietary information of the Company are valuable assets of the Company. Solely by virtue of specialized employment with the Company, Employee has acquired and will continue to acquire knowledge of and gain access to trade secrets and confidential and proprietary information of the Company. Such trade secrets and confidential and proprietary information is defined as all items, materials, and information (whether or not reduced to writing and whether or not patentable or copyrightable) which belong to the Company, relate to the present or future business of the Company, are kept confidential and secret by the Company, and are not generally known in the industry in which the Company is engaged.

     Trade secrets and confidential and proprietary information includes, without limitation, customer lists, personnel lists, fee schedules, training manuals and materials, devices, inventions, processes and compilations of information, records and specifications, computer database, programs and software, financial data and plans, profit margins and pricing policies and practices, sales and marketing techniques, history, and data forecasts, and personnel training techniques and materials (hereinafter collectively refer to as "Confidential Information"). Notwithstanding the foregoing, for purposes of this Agreement, "Confidential Information" shall not include any information (i) which is or becomes part of the public domain without breach of this Agreement by Employee or (ii) which is received by Employee after Employee is no longer employed by the Company from a third party (other than the Company or any of its subsidiaries, affiliates or employees) who did not previously obtain the information under any obligation of confidence to the Company, or any of its subsidiaries, affiliates or employees. The failure to designate particular information as confidential and/or proprietary shall not preclude any later claim by the Company that such information is confidential and proprietary. Employee agrees that he/she shall not disclose, to any individual, corporation, firm or other entity, any

Confidential Information, directly or indirectly, or use, cause, facilitate or allow any third party to use Confidential Information in any way, either during the term of his/her employment or for two years thereafter, except as required in the course of his/her employment with the Company. In the event that Employee is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Employee will notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 3. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Employee may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Employee shall use his reasonable best efforts to obtain, at the reasonable request of the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

     All Confidential Information provided to Employee during his/her employment are the exclusive property of the Company and/or its customers. No Confidential Information or copies, summaries or compilations of any kind will be removed from the Company's premises or the premises of the Company's customers under any circumstances whatsoever without prior written consent of the Company or as required in connection with Employee's duties with the Company. Employee promises to return all Confidential Information, including copies, summaries or compilations of such information to the Company upon termination of employment or at any other time at the request of the Company.

     4.   Non-Competition.

     During Employee's employment with the Company and for two (2) years beyond the term of Employee's employment with the Company (the "Non-Competition Period"), Employee will not (i) engage directly or indirectly in any business that is substantially similar to the primary business conducted by the Company within a one hundred (100) mile radius of any office of the Company; (ii) service or solicit any past or current Customer of the Company with respect to any business that is similar to any business conducted by the Company during the Non-Competition Period; or (iii) offer employment to or attempt to induce any director, officer, employee, agent, or Customer of the Company to terminate such relationship with the Company; provided that the determination of the scope of business, current customers, and offices covered shall be at the time of Employee's termination; provided, further, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason of such ownership in the Company's business. For purposes of this Section 4, "Customer" shall mean any person or legal entity for which services have been, or are being, performed by the Company but excluding such departments, divisions or locations of legal entities with separate and autonomous contracting authority unrelated to such areas with which the Company has been engaged and which do not and have not derived a direct benefit from any services performed by the Company. In the event Employee's employment is terminated by the Company after the Initial Term (as defined in such Employee's Employment Agreement) and any Renewal Term (as defined in such Employee's Employment Agreement), the Non-Competition Period shall be for one (1) year beyond the term of Employee's employment with the Company unless the Company shall pay Employee the severance benefits set forth in paragraph 8 of the Employment Agreement in which event the Non-Competition Period shall remain for two (2) years beyond the term of Employee's employment.

     5.   Remedy for Breach.

     Employee acknowledges that any material violation of this Agreement shall result in immediate termination and dismissal and shall subject Employee to an action for money damages by the Company for any and all losses sustained as a result of the unauthorized release of any Confidential Information or the actions of Employee which may breach any provision of this Agreement.

     Employee recognizes that the Company's remedies at law may be inadequate and that the Company shall have the right to seek injunctive relief in addition to any other remedy available to it. If Employee breaches this Agreement or any of the covenants contained herein, the Company has the right to, and will seek, issuance of a court-ordered injunction as well as any and all other remedies and damages, to compel the enforcement of the terms stated herein. If court action is necessary to enforce this Agreement as a result of a breach of this Agreement by Employee, the non-prevailing party shall be responsible for both parties' reasonable attorneys' fees and court costs.

     It is agreed by the parties that in the event of a breach or threatened breach of any of the provisions in this Agreement by Employee, in addition to any other remedy provided for herein or at law, the Company shall have the right to notify Employee's then present or prospective employer of the terms of this Agreement (including providing a copy of this Agreement) without in any manner being liable for such action.

     6.   Waiver.

     The failure of the Company to insist upon strict adherence to one or more of the covenants and restrictions contained herein, on one or more occasions, shall not be construed as a waiver, nor shall such course of action deprive the Company of the right thereafter to require strict compliance with the same.

     7.   Construction.

     Employee acknowledges that the restrictions upon his/her employment and the geographical restrictions hereby imposed are fair and reasonable and are reasonably required for the protection of the Company. If any part of this Agreement is held unenforceable or invalid, the remaining parts thereof shall continue to be enforceable. If the provisions imposing geographic or time restrictions are deemed unenforceable by a court of competent jurisdiction, then such provisions for the purposes of this Agreement shall include the maximum geographic area or time period which a court of competent jurisdiction determines to be reasonable, valid and enforceable. To the extent that the court permits blue-penciling, the parties to this Agreement intend that the court will take all action necessary to revise this Agreement so as to create a binding and enforceable Agreement.

     8.   Governing Law.

     This Agreement shall be subject to and governed by the laws of the State of New York irrespective of the choice of law rules in the state of execution of this Agreement or performance of employment.

     9.   Length of Employment.

     Nothing contained in this Agreement shall be construed as guaranteeing Employee employment for any particular duration or length of time.

     10.  Assignment.

     This agreement may be assigned without the consent of Employee in connection with the sale, transfer or other assignment of all or substantially all of the capital stock or assets of, or the merger of, the Company, provided that the party acquiring such capital stock or assets or into which the Company merges assumes in writing the obligations of the Company hereunder and under any existing employment agreement between the Company and Employee, and provided further that no such assignment shall release the Company from its obligations hereunder or thereunder. Otherwise, the Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties.

     11.  Conditional Agreement.

     This Agreement and all of the rights, duties and obligations of the Company and Employee contained herein are expressly conditioned upon the closing of the transactions contemplated by the Stock Purchase Agreement dated September 17, 1999 among Xpedior Incorporated, Kinderhook Systems, Inc. and the shareholders of Kinderhook Systems, Inc. (the "Closing"). In the event of Closing, the date thereof shall be the effective date of this Agreement.

     12.  ARBITRATION WITH RESPECT TO CERTAIN MATTERS.

     IF A PARTY MAKES A GOOD FAITH DETERMINATION THAT A BREACH (OR POTENTIAL BREACH) OF ANY OF THE CONFIDENTIALITY, NON-COMPETITION, NO SOLICITATION OR INTELLECTUAL PROPERTY RIGHTS PROVISIONS OF THIS AGREEMENT BY THE OTHER PARTY MAY RESULT IN DAMAGES OR CONSEQUENCES THAT WILL BE IMMEDIATE, SEVERE, AND INCAPABLE OF ADEQUATE REDRESS AFTER THE FACT, SO THAT A TEMPORARY RESTRAINING ORDER OR OTHER IMMEDIATE INJUNCTIVE RELIEF IS NECESSARY FOR A REALISTIC AND ADEQUATE REMEDY, THAT PARTY MAY SEEK IMMEDIATE INJUNCTIVE RELIEF WITHOUT FIRST SEEKING RELIEF THROUGH ARBITRATION. AFTER THE COURT HAS RULED ON THE REQUEST FOR INJUNCTIVE RELIEF, THE PARTIES WILL THEREAFTER PROCEED WITH ARBITRATION OF THE DISPUTE AND

STAY THE LITIGATION PENDING ARBITRATION. SUBJECT TO THE FOREGOING, THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST A PANEL OF NINE ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF INTELLECTUAL PROPERTY LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN NEW YORK, NEW YORK AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD, REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS READ THIS AGREEMENT AND UNDERSTANDS ITS MEANING AND CONSEQUENCE. EMPLOYEE VOLUNTARILY AND KNOWINGLY EXECUTES THIS AGREEMENT.



                                          EMPLOYEE:




                                          /s/ MARK HANSEN
                                          -------------------------------------
                                          MARK HANSEN


                                          COMPANY:

                                          KINDERHOOK SYSTEMS, INC.



                                          By: /S/ Peter T. Dameris
                                             ----------------------------------
                                          Name: Peter T. Dameris
                                                -------------------------------
                                          Title: Executive Vice President
                                                -------------------------------